                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                    -------
                                      OF
                                      --

                             ZC ACQUISITION CORP.
                             --------------------
                        (Adopted as of March 23, 1999)

                            A Delaware Corporation

                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

          Section 1.  Registered Office.  The registered office of the
          ---------   -----------------
corporation in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

          Section 2.  Other Offices.  The corporation may also have offices at
          ---------   -------------
such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

          Section 1.  Place and Time of Meetings.  An annual meeting of the
          ---------   --------------------------
stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the highest ranking officer of the corporation then in office; provided, that if such officer does not act, the board of directors shall determine the date, time and place of such meeting.

          Section 2.  Special Meetings.  Special meetings of stockholders may
          ---------   ----------------
be called for any purpose and may be held at such time and place, within or outside of the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Except as otherwise provided in the certificate of incorporation, such meetings may be called at any time by the board of directors or the highest ranking officer then in office (the "Ranking Officer") and shall be called by the Ranking Officer upon the written request of holders of shares entitled to cast not less than fifty percent of the votes at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Ranking Officer. On such written request, the Ranking Officer shall fix a date and time for such meeting within two days of the date requested for such meeting in such written request.

          Section 3.  Place of Meetings.  The board of directors may designate
          ---------   -----------------
any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

          Section 4.  Notice.  Whenever stockholders are required or permitted
          ---------   ------
to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the Chief Executive Officer, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 5.  Stockholders List.  The officer having charge of the
          ---------   -----------------
stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the annual meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 6.  Quorum.  The holders of a majority of the outstanding
          ---------   ------
shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

          Section 7.  Adjourned Meetings.  When a meeting is adjourned to
          ---------   ------------------
another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 8.  Vote Required.  When a quorum is present, the affirmative
          ---------   -------------
vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9.  Voting Rights.  Except as otherwise provided by the
          ---------   -------------
General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to
Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder and no votes for any other class or series of capital stock held by such stockholder.

          Section 10.  Proxies.  Each stockholder entitled to vote at a meeting
          ----------   -------
of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section 11.  Action by Written Consent.  Unless otherwise provided in
          ----------   -------------------------
the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

          Section 1.  General Powers.  The business and affairs of the
          ---------   --------------
corporation shall be managed by or under the direction of the board of directors.

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          Section 2.  Number, Election and Term of Office.  The number of
          ---------   -----------------------------------
directors which shall constitute the first board shall be no more than seven
(7). At no time shall the number of directors be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by resolution of the board. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. The exact number of directors in each Class shall be fixed from time to time by resolution of the board. Each director shall serve for a term ending on the date of the third annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term expiring at the corporation's annual meeting held in 2000; each initial director in Class II shall serve for a term expiring at the corporation's annual meeting held in 200 1; and each initial director in Class III shall serve for a term expiring at the corporation's annual meeting held in 2002; provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier designation, resignation or removal. The provisions contained in this Article III shall be subject to the terms and conditions of any stockholders agreement then in effect by and among the corporation and any of its stockholders (the "Stockholders Agreement") and the certificate of incorporation.

          Section 3.  Removal and Resignation.  Subject to the provisions of
          ---------   -----------------------
the Stockholders Agreement, any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Corporation's certificate of incorporation or the Stockholders Agreement, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

          Section 4.  Vacancies.  Subject to the provisions of the Stockholders
          ---------   ---------
Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the shares then entitled to vote at an election of directors and in accordance with the Stockholders Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

          Section 5.  Annual Meetings.  The annual meeting of each newly
          ---------   ---------------
elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

          Section 6.  Other Meetings and Notice.  Regular meetings, other than
          ---------   -------------------------
the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the Ranking Officer on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by facsimile; in like manner and on like notice the Ranking Officer must call a special meeting on the written request of at least two of the directors.

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          Section 7.  Quorum, Required Vote and Adjournment.  Each director
          ---------   -------------------------------------
shall be entitled to one vote except as otherwise provided in the Certificate of Incorporation. Directors then in office (and specifically excluding any vacancies) and holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8.  Committees.  Subject to the provisions of the
          ---------   ----------
Stockholders Agreement, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

          Section 9.  Committee Rules.  Each committee of the board of
          ---------   ---------------
directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee.

          Section 10.  Communications Equipment.  Members of the board of
          ----------   ------------------------
directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

          Section 11.  Waiver of Notice and Presumption of Consent.  Any member
          ----------   -------------------------------------------
of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have consented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

          Section 12.  Action by Written Consent.  Unless otherwise restricted
          ----------   -------------------------
by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

          Section 1.  Number.  The officers of the corporation shall be elected
          ---------   ------
by the board of directors and may consist of a chief executive officer, president, any number of vice presidents, a secretary, a chief financial officer, any number of assistant secretaries and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer, president and secretary shall be filled as expeditiously as possible.

          Section 2.  Election and Term of Office.  The officers of the
          ---------   ---------------------------
corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          Section 3.  Removal.  Any officer or agent elected by the board of
          ---------   -------
directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4.  Vacancies.  Any vacancy occurring in any office because
          ---------   ---------
of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

          Section 5.  Compensation.  Compensation of all officers shall be
          ---------   ------------
fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

          Section 6.  Chief Executive Officer.  The Chief Executive Officer
          ---------   -----------------------
shall, subject to the powers of the board of directors, be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. He or she shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

          Section 7.  President.  The President of the corporation, subject to
          ---------   ---------
the powers of the board of directors and the Chief Executive Officer, shall have general charge of the business affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute bonds, mortgages and other contracts which the board of directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the board of directors or as may be provided in these By-laws. The offices of President and Chief Executive Officer may be held by a single individual.

          Section 8.  Chief Financial Officer.  The Chief Financial Officer of
          ---------   -----------------------
the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters of the corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the President or the board of directors or as may be provided in these By-laws.

          Section 9.  Vice-Presidents.  The Vice-President, or if there shall
          ---------   ---------------
be more than one, the Vice-Presidents in the order determined by the board of directors, shall, in the absence or disability of the President and the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or these By-laws may, from time to time, prescribe.

          Section 10.  The Secretary and Assistant Secretaries.  The Secretary
          ----------   ---------------------------------------
shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix any corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or the Secretary may, from time to time, prescribe.

          Section 11.  The Treasurer and Assistant Treasurer.  The Treasurer
          ----------   -------------------------------------
shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer, the President and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers

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and perform such duties as the board of directors, the Chief Executive Officer, the President or these by-laws may, from time to time, prescribe. If required by the board of directors, the Treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the board of directors, the Chief Executive Officer, the President or Treasurer may, from time to time, prescribe.

          Section 12.  Other Officers, Assistant Officers and Agents. Officers,
          ----------   ---------------------------------------------
assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

          Section 13.  Absence or Disability of Officers.  In the case of the
          ----------   ---------------------------------
absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

          Section 1.   Indemnify for Third Party Actions.  The corporation
          ---------    ---------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement ("collectively, Losses") actually and reasonably incurred by such
                              ------
person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such person by the corporation or such other entity, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that a person shall not be indemnified for any such Losses incurred by reason of such person's gross negligence, willful misconduct or breach of an agreement by such person with the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          Section 2.   Indemnity for Action by or in right of Corporation.  The
          ---------    --------------------------------------------------
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against Losses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such person by the corporation or such other entity, except that a person shall not be indemnified for any such Losses incurred by reason of such person's gross negligence, willful misconduct or breach of an agreement by such person with the corporation, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such suit or action was brought shall be determined upon application that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 3.   Employees.  The corporation may, to the extent deemed
          ---------    ---------
advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the corporation if such person would be entitled to such indemnity under the provisions of Section 1 or 2 if such person had been a director or officer of the corporation.

          Section 4.   Procedure for Indemnity.  Any indemnification to be
          ---------    -----------------------
provided under Section 1, 2 or 3 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 5.   Expenses.  Expenses (including attorneys' fees) incurred
          ---------    --------
by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding unless otherwise determined by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 6.   Article Not Exclusive.  The indemnification and
          ---------    ---------------------
advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          Section 7.   Insurance.  The corporation shall have the power to
          ---------    ---------
purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V or of the General Corporation Law of the State of Delaware.

          Section 8.   References to "the Corporation".  For the purposes of
          ---------    -------------------------------
this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger and the corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VI
                                  ----------

                      CERTIFICATES OF STOCK; RECORD DATE
                      ----------------------------------

          Section 1.   Form.  Every holder of stock in the corporation shall
          ---------    ----
be entitled to have a certificate, signed by, or in the name of the corporation by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice-President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such Chief Executive Officer, President, Chief Financial Officer, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

          Section 2.   Lost Certificates.  The board of directors may direct a
          ---------    -----------------
new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 3.   Fixing a Record Date for Stockholder Meetings.  In order
          ---------    ---------------------------------------------
that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 4.   Fixing a Record Date for Action by Written Consent.  In
          ---------    --------------------------------------------------
order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

          Section 5.   Fixing a Record Date for Other Purposes.  In order that
          ---------    ---------------------------------------
the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          Section 6.   Registered Stockholders.  Prior to the surrender to the
          ---------    -----------------------
corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

          Section 7.   Subscriptions for Stock.  Unless otherwise provided for
          ---------    -----------------------
in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                  ARTICLE VII
                                  -----------

                              GENERAL PROVISIONS
                              ------------------

          Section 1.   Dividends.  Dividends upon the capital stock of the
          ---------    ---------
corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2.   Checks, Drafts or Orders.  All checks, drafts, or other
          ---------    ------------------------
orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

          Section 3.   Contracts.  The board of directors may authorize any
          ---------    ---------
officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 4.   Loans.  The corporation may lend money to, or guarantee
          ---------    -----
any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

          Section 5.   Fiscal Year.  The fiscal year of the corporation shall be
          ---------    -----------
fixed by resolution of the board of directors.

          Section 6.   Corporate Seal.  The board of directors shall provide a
          ---------    --------------
corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 7.   Voting Securities Owned By Corporation.  Voting
          ---------    --------------------------------------
securities in any other corporation held by the corporation shall be voted by the Ranking Officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          Section 8.   Inspection of Books and Records.  Any stockholder of
          ---------    -------------------------------
record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

          Section 9.   Section Headings.  Section headings in these by-laws are
          ---------    ----------------
for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

          Section 10.  Inconsistent Provisions.  In the event that any
          ----------   -----------------------
provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware, the Stockholders Agreement or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Each Reference to the Stockholders Agreement shall be given effect only at such times as a Stockholders Agreement is then in effect.

                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same power.